SUMMIT INVESTMENT PARTNERS, INC.
                       CODE OF ETHICS
                (EFFECTIVE AS OF MAY 1, 2004)

1.   DEFINITIONS

     1.1 Access Person. "Access Person" means any Director, officer or Advisory Person of the Adviser.

     1.2     Adviser.  "Adviser" means Summit Investment
Partners, Inc., an Ohio corporation registered as an investment adviser under the Investment Advisers Act of 1940.

     1.3 Advisory Person. "Advisory Person" means (i) any employee of the Adviser (or of any company in control relationship to the Adviser), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Client, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities.

     1.4 Beneficial Ownership. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is a beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder. Any report required by this Code of Ethics may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

     1.5 Client. "Client" means any investment company, financial institution or other company or person for whom the Adviser acts as an investment adviser as that term is defined in the Investment Advisers Act of 1940.

     1.6 Control. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940.

     1.7 Covered Security. "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940, except that it shall not include securities which are direct obligations of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares issued by registered open-end investment companies (OTHER THAN SHARES OF SUMMIT MUTUAL FUNDS, INC).

     1.8 Initial Public Offering. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

     1.9 Investment Personnel. "Investment Personnel" means (i) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Client; or (ii) any natural person who controls the Adviser and who obtains information concerning recommendations made to a Client regarding the purchase or sale of securities by a Client.

     1.10 Limited Offering. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6), or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

     1.11 Purchase or Sale of a Covered Security. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     1.12 Security Held or to be Acquired by a Client. "Security Held or to be Acquired by a Client" means i) any Covered Security which, within the most recent 15 days: (A) is or has been held by a Client; or (B) is being or has been considered by a Client or the Adviser for purchase by a Client; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described above.

     1.13 Additional Definitions. All other terms used in this Code shall be defined by reference to the Investment Company
Act of 1940 or the Securities Exchange Act of 1934.

2.     PURPOSE OF THE CODE

     2.1 This Code is designed to prevent certain practices by Access Persons in connection with the purchase or sale, directly or indirectly, by Access Persons of a Security Held or to be Acquired by a Client. These include:

          (a) employing any device, scheme or artifice to defraud a Client;
          (b) making any untrue statement of a material fact to a Client or omitting to state a material fact necessary in order to make the statements made to a Client, in light of the circumstances under which they are made, not misleading;
          (c) engaging in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a Client; or
          (d) engaging in any manipulative practice with respect to a Client.

     In furtherance of this purpose, all Access Persons in executing personal securities transactions should at all times
(i) place the interests of Clients first, (ii) avoid any actual or potential conflict of interest, (iii) not abuse their posi-tions of trust and responsibility and (iv) not otherwise take inappropriate advantage of their positions.

3.   PROHIBITED PURCHASES AND SALES

     3.1 Investment Personnel must obtain approval from the Adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

     3.2 No Advisory Person shall purchase or sell, directly or indirectly, any Covered Security (OTHER THAN SHARES OF SUMMIT MUTUAL FUNDS, INC.) in which he or she has, or by reason of such transaction would acquire, any direct or indirect beneficial ownership on a day that any Client has a pending "buy" or "sell" order in the same security until the order is withdrawn or executed.

     3.3 No Investment Personnel shall purchase or sell, directly or indirectly, any Covered Security (OTHER THAN SHARES OF SUMMIT MUTUAL FUNDS, INC.) in which he or she has, or by reason of such transaction would acquire, any direct or indirect beneficial ownership within a period of seven calendar days before or after any transaction in such security by or on behalf of any Client that he or she manages. In the event of such purchase or sale by the Investment Personnel within the pre-scribed period, the purchase or sale shall, if practicable, be rescinded or, if rescission shall not be practicable, any profits realized on such purchase or sale shall be forfeited to the Client.

     3.4 No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction would acquire, any direct or indirect beneficial ownership that to his or her actual knowledge at the time of such purchase or sale:

          (a) is currently under active consideration for purchase or sale by a Client; or
          (b) is being purchased or sold by a Client until a period of five business days has elapsed from the date activity ceased in the purchase or sale of such security by the Client.

     3.5 The prohibitions in paragraph 3.4 above shall apply to the purchase or sale by any Access Person of any convertible security, option or warrant of any issuer whose underlying securities are under active consideration by or for a Client.

     3.6 The prohibitions of this Section 3. shall not apply to purchases and sales specified in Section 5. of this Code.

4.   SHORT-TERM TRADING
     4.1 No Investment Personnel shall profit from the purchase and sale or sale and purchase of the same or equivalent security (INCLUDING A COVERED SECURITY BUT NOT SHARES OF SUMMIT MUTUAL FUNDS, INC) within any 60 calendar-day period unless it is subsequently determined by the Manager of the Adviser that in light of all the surrounding circumstances application of this sanction is not warranted. In the event of such transactions by an Investment Person within the prescribed period, the later transaction shall, if practicable, be rescinded or, if rescission shall not be practicable, any profits realized on the transac-tions shall be forfeited to any charitable organization selected by the Adviser. THE ABOVE PROHIBITION SHALL NOT APPLY TO TRANSACTIONS IN SHARES OF THE SUMMIT APEX MONEY MARKET FUND.

     4.2 NO ACCESS PERSON SHALL PURCHASE AND REDEEM, OR REDEEM AND PURCHASE, SHARES OF THE SAME SERIES OF SUMMIT MUTUAL FUNDS, INC. WITHIN ANY SEVEN (7) CALENDAR-DAY PERIOD. THIS PROHIBITION SHALL NOT APPLY TO TRANSACTIONS IN SHARES OF THE SUMMIT APEX MONEY MARKET FUND.

     4.3 The sanctions of this Section 4. shall not apply to purchases and sales specified in Section 5. of this Code.

5.   EXEMPTED TRANSACTIONS

     5.1 The prohibitions in Sections 3. and 4. of this Code shall not apply to the following transactions by Access Persons:

          (a) purchases or sales effected in any account over which an Access Person has no direct or indirect influence or control;
          (b) purchases or sales of securities which are not
              eligible for purchase or sale by any Client;
          (c) purchases effected upon the exercise of rights
              issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from the issuer, and the sales of the rights so acquired;
          (d) purchases or sales which are non-volitional on the part of either the Access Person or the Client; and
          (e) purchases which are part of an automatic dividend reinvestment plan.

 6.  PROHIBITED BUSINESS CONDUCT

     6.1 No Access Person shall, either directly or indirectly:
          (a) engage in any business transaction or arrangement for personal profit based on confidential informa tion gained by way of employment with the Adviser.
          (b) communicate non-public information about security transactions of Clients whether current or prospec tive, to anyone unless necessary as part of the regular course of a Client's business. Non-public information regarding particular securities must not be given to anyone who is not a Manager or an officer of the Client without prior approval of the President of the Client or Steven R. Sutermeister (or his delegate).
          (c) accept a gift, favor, or service of significant value from any person or company which, to the actual knowledge of such Access Person, does busi ness or might do business with any Client or the Adviser.
          (d) buy or sell any security or any other property from or to a Client, provided that this item shall not be construed to prohibit a person from being a shareholder of an investment company Client or a policy owner of a variable annuity or life insurance policy which is funded or issued by a Client.

     6.2 No Investment Personnel shall serve on the board of directors of any company, excluding registered investment companies, which is subject to the reporting obligations of
Section 12 or 15 of the Securities Exchange Act of 1934 Act.

7.   PRE-CLEARANCE

     7.1 No Advisory Person shall effect any transaction in a Covered Security in which he or she has, or by reason of such transaction would acquire, any direct or indirect beneficial ownership without the prior written approval of the Adviser; provided, however, that no person shall be required to pre-clear a transaction (i) effected for any account over which such person has no direct or indirect influence or control, (ii) which is non-volitional on the part of such person, (iii) which is part of an automatic dividend reinvestment plan, or (iv) IN SHARES OF SUMMIT MUTUAL FUNDS, INC. A preclearance approval shall be valid for a period of five (5) business days.

8.   REPORTING

     8.1 Reports Required. Unless excepted in section 8.2, every Access Person must report to the Adviser:

          (a) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:
              (1) The title, number of shares and principal
                  amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;
              (2) The name of any broker, dealer or bank with
                  whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and
              (3) The date that the report is submitted by the
                  Access Person.
          (b) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:
              (1) With respect to any transaction during the
                  quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:
                  (a) The date of the transaction, the title,
                      the interest rate and maturity date (if
                      applicable), the number of shares and
                      the principal amount of each Covered
                      Security involved;
                  (b) The nature of the transaction (i.e.,
                      purchase, sale or any other type of
                      acquisition or disposition);
                  (c) The price of the Covered Security at
                      which the transaction was effected;
                  (d) The name of the broker, dealer or bank
                      with or through which the transaction
                      was effected; and
                  (e) The date that the report is submitted
                      by the Access Person.
              (2) With respect to any account established by
                  the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:
                  (a) The name of the broker, dealer or bank
                      with whom the Access Person established
                      the account;
                  (b) The date the account was established; and
                  (c) The date that the report is submitted by
                      the Access Person.
          (c) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):
              (1) The title, number of shares and principal
                  amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;
              (2) The name of any broker, dealer or bank
                  with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and
              (3) The date that the report is submitted by
                  the Access Person.

      8.2     Exceptions from Reporting Requirements.

          (a) A person need not make a report under section
              8.1 with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.
          (b) An Access Person need not make a quarterly transaction report to the Adviser under section
              8.1 if all the information in the report would duplicate information required to be recorded under Section 275.204-2(a)(12) or 275.204-2(a)(13)
              of the Investment Advisers Act of 1940.
          (c) An Access Person need not make a quarterly transaction report under section 8.1 if the report would duplicate information contained in broker trade confirmations or account state-ments received by the Adviser with respect to the Access Person in the time period required by section 8.1 (b), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Adviser.

     8.3 Every Access Person aware of any violation of this Code shall report the violation to the Manager of the Adviser in an expedient fashion.

     8.4 Every Access Person shall certify on an annual basis that he or she has (I) read and understands this Code and recog-nizes that he or she is subject to the Code; (ii) complied with all requirements of the Code to which he or she is subject; and
(iii) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

9.  REVIEW OF REPORTS

     9.1 The Adviser shall institute procedures by which appropriate management or compliance personnel review the reports described in section 8.1.

10.  NOTIFICATION OF REPORTING OBLIGATION

     10.1 The Adviser shall identify all Access Persons who are required to make these reports and must inform those Access
Persons of their reporting obligation.

11.  ADMINISTRATION OF CODE OF ETHICS

     11.1 The Adviser shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code of Ethics.

     11.2 No less frequently than annually, the Adviser shall furnish to the board of directors or trustees of every registered investment company (other than a unit investment trust) for which it acts as investment adviser, a written report that:

          (a) Describes any issues arising under the Code of Ethics or procedures since the last report to the board of directors or trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and
          (b) Certifies that the Adviser has adopted procedures reasonably necessary to prevent
              Access Persons from violating the Code.

12.  RECORDKEEPING REQUIREMENTS

     12.1 The Adviser shall, at its principal place of business, maintain records in the manner and to the extent set forth below, and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

          (a) A copy of the Code of Ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;
          (b) A record of any violation of the Code of Ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;
          (c) A copy of each report made by an Access Person as required by section 8., including any information provided in lieu of the reports of section 8., must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;
          (d) A record of all persons, currently or within the past five years, who are or were required to make reports under section 8., or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and
          (e) A copy of each report required by section 11.2 must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     12.2 The Adviser shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under section
3.1, for at least five years after the end of the fiscal year in which the approval is granted.



1.